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                                                                     EXHIBIT 4.2
                                                                     -----------

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is entered into this 11th day of June, 1996, by and among Argyle Television, Inc. ("Argyle") and Robin Hernreich, also known as Robert Hernreich, and Cynthia Hernreich-Beller, the sole stockholders of Sigma Broadcasting, Inc. (collectively the "Sigma Stockholders" and individually a "Sigma Stockholder").

     Reference is made to the Agreement and Plan of Reorganization (the "Reorganization Agreement") dated March 15, 1996, among Argyle, KHBS Argyle Television, Inc., Sigma Broadcasting, Inc. and the Sigma Stockholders. For convenience, the capitalized terms used in this agreement shall have the respective meanings given to them in the Reorganization Agreement, unless otherwise defined herein. The Sigma Stockholders agree as follows concerning the registration under the Securities Act of 1933 (as amended, the "Act") all of the 227,654 shares of Series A Common Stock of Argyle acquired by such Sigma Stockholders as of the date hereof, as well as the shares of Series A Common Stock underlying 6,500 shares of Series A Preferred Stock of Argyle acquired by the Sigma Stockholders as of the date hereof (such shares of Series A Common Stock of Argyle are referred to collectively as the "Argyle Shares").

1.   Notice of Desire to Register.  Should any Sigma Stockholder desire
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     to cause any Argyle Shares to be registered under the Act during the period beginning on October 31, 1996 and ending on the earlier of (a) the date 24 months after the Closing Date or (b) such date as the Sigma Stockholders may, under the Act and applicable state securities laws, publicly resell the Argyle Shares without registration or resale restrictions under such Act and laws (the "Registration Period"), such Sigma Stockholder shall notify Argyle of such desire in writing. The written notice (a "Notice") shall specify the number of Argyle Shares the Sigma Stockholder desires to register and shall request Argyle to register these shares for sale under the Act. Within 10 Business Days after receipt of a Notice, Argyle shall give notice to the remaining Sigma Stockholder if applicable, of the request to register Argyle Shares for sale. The remaining Sigma Stockholder shall have 10 Business Days after the date of such notice to deliver a Notice to Argyle of his or her desire to register Argyle Shares pursuant to the requested registration. As used in this Agreement, "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Delaware, the State of Texas or the State of New York.

     The aggregate number of Argyle Shares the Sigma Stockholders desire to register in the Notice(s) timely received by Argyle are hereafter referred to as the "Shares." The Sigma Stockholders delivering timely Notices to Argyle are hereafter referred to as the "Registering Stockholders."

2.   Obligation to File Registration Statement.  Argyle shall prepare and
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     file with the Securities and Exchange Commission ("SEC") a registration statement as required by the Act covering the secondary offering of the Shares. Argyle will use reasonable efforts to cause the registration statement to be declared effective by the SEC as soon as practical after the Registering Stockholders and number of Shares to be so registered have been determined in accordance with Section 1.

     Notwithstanding the foregoing, Argyle's obligation to prepare, file and use reasonable efforts to cause to become effective a registration statement is limited as follows:
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          (a) No more than one registration statement shall be filed in any 12-month period and the aggregate number of Shares registered and available for sale at any time during the Registration Period, together with all such Argyle Shares sold by the Sigma Stockholders previously, shall never exceed the total number of Argyle Shares described in the second paragraph of this Agreement. In the event the total number of Shares the Sigma Stockholders desire to register exceeds the total number of Argyle Shares, the number of Shares registered for each Sigma Stockholder shall be his or her pro rata portion of the Argyle Shares that may still be sold under the terms of this Agreement based upon his or her request as compared to the total request.

          (b) Argyle shall not be required to prepare, file or cause to become effective a registration statement if the aggregate number of Shares included in the Notice is less than 50,000 Shares.

3.   Costs of Registration.  Argyle shall bear all costs of registration
     ---------------------
     pursuant to the Act (including registration fees and the expenses of preparing, printing and filing of the registration statement, and any preliminary and final prospectuses), transfer agent fees, and its own legal and accounting fees. The Registering Stockholders shall bear all other costs associated with the sale of the Shares, including without limitation all underwriting discounts or commissions, brokerage fees, transfer taxes, and related expenses, the cost of their own counsel and, to the extent not borne by any underwriter or broker, the cost of counsel of any underwriter or broker involved in the registration or sale of the Shares and the costs associated with compliance with any foreign or state "blue sky" or securities laws.

4.   Prior Notice of Sale.  Each Registering Stockholder agrees to give
     --------------------
     Argyle written notice of the sale of any Argyle Shares pursuant to any registration statement filed pursuant to this Agreement at least three Business Days prior to the date of such proposed sale. For this purpose, notice shall be deemed given to Argyle at the time such written notice is actually received by Argyle.

5.   Obligations to Maintain Effectiveness.  Argyle shall take all
     -------------------------------------
     necessary steps to maintain the effectiveness of the registration statement and keep current any related prospectus during the Registration Period; subject to the limitations set forth in Section 2(b).

6.   Piggyback Rights.  If, at any time during the Registration Period,
     ----------------
     Argyle registers pursuant to the Act and sells for cash in a public distribution for its own account any Argyle Series A Common Stock, Argyle shall, upon request, register and allow either or both Sigma Stockholders to sell in conjunction with such distribution any or all of their Argyle Shares; provided, however, that Argyle shall not be required to permit any Sigma Stockholder to participate in such distribution if the managing underwriters for such distribution advise Argyle in writing that the sale of the Argyle Shares by such Sigma Stockholder may adversely affect the distribution. This Section shall not be applicable to the sale by Argyle of
     (i) securities convertible into or exchangeable for Argyle Series A Common Stock, or (ii) any other security of Argyle other than Argyle Series A Common Stock. Argyle shall give the Sigma Stockholders such notice of a proposed public distribution as is reasonable under the circumstances, giving primary consideration to the need of Argyle to raise capital and the timing of the proposed distribution. To the extent the Sigma Stockholders participate in such distribution they shall:

          (a) bear their pro rata portion of the cost of all underwriting discounts or commission, brokerage fees, transfer taxes, foreign or blue sky registration fees, other related expenses of sale and, to the extent not borne by any underwriter, the cost of counsel to any underwriter; and

          (b) bear the cost of their own counsel.

     Argyle shall bear all other costs of registration pursuant to the Act (including registration fees and the expenses of preparing, printing and filing of the registration statement, and any preliminary and final prospectuses), transfer agent fees and its legal and accounting fees.

7.   No Assignment.  The Sigma Stockholders shall have no right to assign
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     their registration rights hereunder and no such registration rights shall be transferred to or inure to the benefit of any purchaser or other subsequent holder of Argyle Shares; provided, however, all registration rights herein granted to the Sigma Stockholders shall inure to the benefit of and be binding upon the Sigma Stockholders' respective legal representatives, legatees and heirs.

8.   Cooperation.  Each Sigma Stockholder agrees to cooperate and provide
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     all information necessary to assure that any registration statement required hereunder shall be filed promptly and be declared effective by the SEC as soon as reasonably practical after the preliminary filing thereof.

9.   Indemnification.  Argyle will indemnify and hold harmless each
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     Registering Stockholder from and against any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Registering Stockholder may become subject under the Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by Argyle pursuant to this Agreement, or any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Argyle will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Registering Stockholders in writing specifically for use in the preparation thereof.

     The Registering Stockholders jointly and severally agree to indemnify and hold harmless Argyle from and against any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which Argyle may become subject under the Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement of omission or alleged omission was so made in conformity with written information furnished by any Registering Stockholder or an underwriter therefor specifically for use in the preparation thereof.

     Promptly after receipt by a party indemnified pursuant to the provisions of this Section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party otherwise than under this Section shall not relieve the indemnifying party from liability under this Section unless such indemnifying party is prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of this Section for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party; provided that no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

 10.  Address for Notices.  All notices required or permitted to be given
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      hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private courier or by United States mail. Notices delivered by mail shall be deemed given three Business Days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile or by nationally recognized private courier shall be deemed given on the first Business Day following receipt; provided, however, that
                                                         --------  -------
      a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, on or before two Business Days after its delivery by facsimile. All notices shall be addressed as follows:

      If to the Sigma
      Stockholders:     Robert Hernreich
                        Sigma Broadcasting, Inc.
                        711-B Garrison Avenue
                        Fort Smith, Arkansas 72901
                        Facsimile Number: 501/783-1440

                        Cynthia Hernreich-Beller
                        Sigma Broadcasting, Inc.
                        711-B Garrison Avenue
                        Fort Smith, Arkansas 72901
                        Facsimile Number: 501/783-1440


      If to Argyle:  Argyle Television, Inc.
                        200 Concord Plaza
                        Suite 700
                        San Antonio, Texas 78216
                        Facsimile Number: 210/828-7300
                        Attention: Dean H. Blythe
     or at such other address as may be designated by such party in a notice to the other parties.

11.  Entire Agreement.  This Agreement represents the entire
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     understanding and agreement among the parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior negotiations between or among any one or more of the parties, and all letters of intent and other writings relating to such negotiations, including, without limitation, the letter agreement among the parties dated February 1, 1996.

12.  Applicable Law.  This Agreement shall be governed and controlled as
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     to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware, without application of the conflict of laws principles thereof.

13.  Amendments.  This Agreement shall not be modified or amended except
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     pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

14.  Headings, Etc.  The various headings of this Agreement are inserted
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     for ease of reference only and shall not control or affect the meaning or interpretation of this Agreement or any provisions hereof.


            (The balance of this page is intentionally left blank.)
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  IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

                                      ARGYLE:

                                      ARGYLE TELEVISION, INC.


                                      By:/s/ Dean H. Blythe
                                         ----------------------------------
                                      Name:   Dean H. Blythe
                                      Title:  Vice President, Secretary and
                                               General Counsel


                                      THE SIGMA STOCKHOLDERS:


                                      /s/ Robin Hernreich
                                      -------------------------------------
                                      Robin Hernreich



                                      /s/ Cynthia Hernreich-Beller
                                      -------------------------------------
                                      Cynthia Hernreich-Beller